Exhibit 10.2


                              EMPLOYMENT AGREEMENT
                              --------------------


         EMPLOYMENT AGREEMENT dated as of October 25, 2004 (this "Agreement"), by and between BRUCE HAYDEN (the "Executive"), and XYBERNAUT CORPORATION, a Delaware corporation (the "Company").

         WHEREAS, the Company desires to employ the Executive as the Senior Vice-President - Finance of the Company and the Executive desires to accept employment with the Company in that position, all upon the terms and provisions, and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Definitions. As used in this Agreement the following terms shall have the meanings set forth in this Section 1:

         (a) "Affiliate" of any Person means any stockholder or person or entity controlling, controlled by under common control with such Person, or any director, officer or key executive of such Person or any of their respective relatives. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

         (b) "Cause" shall mean (i) the Company being subjected to any criminal liability under any applicable law as a result of any action or inaction on the part of the Executive, which the Executive did not, at the time, reasonably believe to be in the best interests of the Company; (ii) the conviction or admission of the Executive of, or plea by the Executive of nolo contendre to, a felony or crime involving moral turpitude; (iii) if the Executive is chronically addicted to any narcotic or other illegal or controlled substance or repeatedly abuses any alcoholic product or any prescription stimulants or depressant, as determined by a physician designated by the Company, which in the reasonable opinion of the Board of Directors of the Company interferes with Executive's performance of his duties and obligations hereunder; (iv) the Executive commits any act of fraud, or steals or misappropriates any asset or property of the Company, including, without limitation, any act of theft or embezzlement; (v) the usurpation of a corporate opportunity by the Executive; (vi) any willful malfeasance or willful misconduct in the performance of the Executive's duties or obligations hereunder; (vii) a breach of a material provision of this Agreement by the Executive or any of the written policies of the Company which is not cured by the Executive within ten (10) business days after written notice of such breach is received by the Executive from the Company; or (viii) any decision, order, ruling or other action by the Securities and Exchange Commission pertaining to any intentional act or intentional omission by the Executive that, in the opinion of independent counsel selected by the Company, is likely to materially impair or impede the Company's ability to register, list or otherwise offer its stock to the public, or following any public offering to maintain itself as a publicly traded company.

         (c) "Change of Control" shall mean the occurrence of (i) any recapitalization, merger, consolidation or other transaction after which the members of the Board of Directors of the Company serving immediately prior to such transaction no longer constitute a majority of the Board of Directors or
(ii) a transaction involving the sale of all or substantially all of the assets of the Company.

         (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, and any other class of common stock of the Company created after the date of this Agreement in accordance with the Company's Certificate of Incorporation and applicable law.

         (e) "Competing Business" shall mean any business, enterprise or other Person that as one of its businesses or activities, is engaged in the business of manufacturing, selling, marketing, licensing or distributing wearable computers and/or the solutions associated therewith that are provided by the Company and its Subsidiaries and any other business or activity engaged in or planned to be engaged in by the Company or any of its Subsidiaries during the Employment Term.

         (f) "Confidential and Proprietary  Information"  shall mean any and all
(i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Company or any Subsidiary of the Company or any of the Company's or any such Subsidiary's trade secrets, including, without limitation, financial information (including financial information relating to the business, operations, assets, liabilities and prospects of the Company and its Subsidiaries), business plans, acquisition and joint venture plans and strategies; research and development plans or projects; data and reports; computer materials such as programs, instructions and printouts; formulas; product testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); joint venture strategies; budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of executives; the identities of clients and potential clients; intellectual property strategies and any work on any patents, trademarks and tradenames, prior to any filing or the use thereof in commerce; pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques, patent and other intellectual property strategies; and (ii) information, documentation or material not in the public domain, the knowledge of which gives or may give the Company or any Subsidiary of the Company an advantage over any Person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a Person who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.



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

         (g)  "Employment  Term"  shall have the  meaning  given to that term in
Section 2 hereof.

         (h) "GAAP" shall mean generally accepted United States accounting principles, as from time to time in effect.

         (i) "Good Reason" shall have the meaning given to that term in Section 7(e) hereof.

         (j) "Incapacity" shall mean any illness or mental or physical incapacity or disability which prevents the Executive from performing his duties or obligations hereunder for a continuous period of ninety (90) consecutive days or for shorter periods aggregating one hundred twenty (120) days within any consecutive twelve (12) month period.

         (k) "Inventions" shall mean inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulae and techniques, and improvements thereof or know-how related thereto, concerning any business activity of the Company or any Subsidiary or Affiliate of the Company, with which the Executive becomes, directly or indirectly, involved as a result in whole or in part, directly or indirectly, of the Executive's employment by the Company, or any Subsidiary or Affiliate of the Company.

         (l) "Person" shall mean, without limitation, any natural person, corporation, partnership, limited liability company, joint stock company, joint venture association, trust or other similar entity or firm.

         (m) "Salary" shall have the meaning given to that term in Section 4(a) hereof.

         (n) "Subsidiary" shall mean any company in which more than fifty (50%) percent of its issued voting securities is beneficially held, owned or controlled, directly or indirectly, by the subject company;

         (o) "Without Cause" shall mean the termination of the Executive's employment hereunder by the Company (and not the Executive), other than termination by the Company due to the Executive's death or Incapacity or based upon Cause.

         Section 2. Employment Term. The Company hereby employs the Executive as the Senior Vice-President - Finance of the Company and the Executive hereby accepts such employment in that position, upon the terms and provisions, and subject to the conditions, set forth in this Agreement, for a term of three (3) years, commencing on October 24, 2004, and terminating on October 25, 2007, unless earlier terminated as provided in this Agreement (the "Employment Term"). Without any further action on the part of the parties, upon the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, the Executive shall also assume the position of the Company's Chief Financial Officer. Notwithstanding the foregoing, the first three (3) months of the Employment Agreement shall constitute a probationary period during which, if the Company, as determined by the Board of Directors of the Company, is not satisfied with the Executive's performance, the Company may terminate the Executive's employment and such termination shall not constitute a termination Without Cause.

         Section 3. Executive's Duties.

         (a) The Executive shall be the senior financial officer of the Company responsible for the Company's financial operations including, but not limited to, internal and external financial reporting, accounting, taxation, cash management and budgeting and forecasting. The Executive, together with the Company's Chief Executive Officer, shall be responsible for overseeing the Company's internal controls, disclosure procedures and ensuring that the Company's financial statements comply with applicable laws and regulations. The Executive shall report to the "Financial Expert" member of the Company's Audit Committee. The Executive also shall report on operational matters to the Company's Chief Executive Officer and to the Company's Chief Operating Officer. The Executive may perform such other duties as may reasonably be assigned to the Executive by the Company's Audit Committee, the Company's Chief Executive Officer or the Company's Chief Operating Officer which are reasonably related to the Executive's position with the Company.

         (b) The Executive shall interface when and as requested with the Audit Committee of the Board of Directors and shall be responsible for making presentations to the Audit Committee regarding the Company's internal controls and disclosure controls. The Executive will use his best efforts so that the Company, from a financial and accounting standpoint, complies with all applicable laws (including, without limitation, the Sarbanes Oxley Act of 2003), and that the Company's financial books and records are maintained in accordance with GAAP.

         (c) The Executive shall devote all of his business time, effort, skill and attention to the business, operations and affairs of the Company and to the furtherance of the interests, business and prospects of the Company and its Subsidiaries. The Executive shall perform the Executive's duties and obligations hereunder diligently, competently, faithfully and to the best of his ability and in accordance with the highest ethical standards. Subject to disclosure to the Company's general corporate counsel, the Executive may serve on the board of directors or other governing boards of charitable and civic industry organizations; provided that such service does not materially interfere with the Executive's performance of his duties and obligations hereunder.

         (d) The Executive agrees to execute all policy statements and agreements that the Company may, from time to time, reasonably require all of its senior executive officers to execute, and to comply with such policy statements and agreements. The Executive acknowledges that the Company may make amendments to any of the foregoing policies, work rules, policy statements and agreements from time to time during the Employment Term.

         Section 4. Compensation.

         (a) In consideration of the performance of all of the duties and obligations to be performed by the Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, for each year of the Employment Term, a salary at an annual rate of $215,000 per annum (the "Salary"), payable in accordance with the Company's regular payroll practices as from time to time in effect, less all withholdings and other deductions required to be deducted in accordance with all applicable federal, state and local laws, rules and regulations.

         (b) Upon the execution and delivery of this Agreement, the Company shall grant to the Executive options to purchase 500,000 shares of the Company's Common Stock (the "Options"). The Options will have an exercise price equal to the average closing price of the shares of the Company's Common Stock for the ten (10) trading days immediately preceding the date of this Agreement. The Options granted to the Executive hereby shall vest as follows: (i) 100,000 Options will vest the three (3) months after the date hereof; provided that at that time the Executive remains in the employ of the Company; (ii) 100,000 Options shall vest on the first, second and third anniversaries of the date of this Agreement; provided that on each such date the Executive remains in the employ of the Company; and (iii) 100,000 Options may vest on the one (1) year anniversary of the date of this Agreement, in the sole discretion of the Company's Board of Directors, based upon such performance criteria as the Board of Directors deems appropriate, such determination by the Board of Directors to be made no later than the date of the filing of the Company's annual report on Form 10-K for the year ended December 31, 2005 (the "2005 10-K Date"). If the Options under Section 4(b)(iii) are not vested by the Board of Directors by the 2005 10-K Date or terminated on an earlier date as set forth in a writing signed by the Chairman of the Compensation Committee of the Board of Directors, all unvested Options shall automatically terminate.

         (c) In addition to vesting as provided for hereby, all of the Options granted to the Executive shall be subject to the terms and provisions of the Company's stock option plans, as from time to time in effect under which the Options were granted.

         (d) All unvested Options shall automatically vest upon a Change of Control or upon the termination of the Executive's employment hereunder Without Cause.

         Section 5. Benefits, Vacation.

         (a) During the Employment Term, the Executive shall be entitled to such insurance and health and medical benefits as are generally made available to the senior executives of the Company, as a group, pursuant to such plans as are from time to time maintained by the Company; provided, however, that the Executive shall be required to comply with the conditions of coverage attendant to such plans. The Executive also acknowledges that his ability to participate in any program, plan, or other benefit opportunity may be governed by the terms and conditions of a third-party provider's plan or program, and the Executive affirms that any third-party's decision (i) denying the Executive's participation in a particular program, plan or other benefit opportunity, (ii) with respect to the provision of coverage or a benefit in respect of a particular circumstance or expense, or (iii) otherwise adversely affecting the Executive, shall not constitute a breach of this Agreement by the Company. The Company retains the right, in its sole discretion, to terminate, modify or add to any such programs, plan or other benefit opportunity from time to time; provided that any such termination, modification or addition applies to all employees of the Company who are similarly situated with the Executive.

         (b) During each annual period during the Employment Term, the Executive shall be entitled to twenty (20) days of vacation. The Executive shall take vacation at such time or times as the Executive desires, subject to the concurrence of the Company's Chief Operating Officer, based upon the then current business needs and activities of the Company. Any vacation time if unused during ay annual period shall be carried forward into the next annual period hereunder; provided that the Executive may not carry over more than ten
(10) days of vacation time to the next annual period.

         (c) During the Employment Term, the Executive shall be eligible to participate in the profit sharing and other benefit plans that the Company from time to time makes available to its employees, as a group, subject to the terms, provisions and conditions of such plans, including, without limitation, any vesting periods and eligibility criteria. The Executive shall be entitled to participate in the Company's 401K Plan, subject to the terms and provisions thereof.

         Section 6. Business Expenses. The Executive shall be entitled to reimbursement for ordinary, necessary and reasonable business expenses actually incurred by the Executive during the Employment Term in connection with the performance by the Executive of his duties hereunder, if supported by such reasonable documentation as may be required by the Company in accordance with the Company's policies as from time to time in effect.

         Section 7. Termination of Employment Term.

         (a) In the event of the death of the Executive during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the date of death; provided, however, that the Executive's estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay Salary to such estate or legal representative for a period through the end of the month following the date of death.

         (b) In the event of the Executive's Incapacity, the Company may, in its sole discretion, terminate the Executive's employment hereunder upon written notice to the Executive.

         (c) The Company shall have the right to terminate the Executive's employment under this Agreement at any time for Cause upon written notice to the Executive. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall only be obligated to pay accrued and unpaid Salary through the date of termination and the Company shall pay any accrued and unreimbursed business expenses which were properly incurred pursuant to Section 6 hereof through the date of termination. If the Executive's employment is terminated For Cause, all unvested Options shall automatically terminate and all vested and unexercised Options may not be exercised.

         (d) The Company shall have the right to terminate the Executive's employment hereunder Without Cause at any time upon thirty (30) days' prior written notice to the Executive. If the Company terminates the Executive's employment hereunder Without Cause, the Company shall continue to pay the Salary to the Executive provided for hereunder for a period of (x) the lesser of twelve
(12) months from the date of termination and (y) the remaining period of the Employment Term and (ii) pay any unreimbursed business expenses which were properly incurred pursuant to Section 6 hereof through the date of termination. The Executive shall not be under any obligation to mitigate the Company's obligation pursuant to this Section 7(d) by securing other employment or otherwise. Notwithstanding the foregoing, the Company shall have the right to terminate the employment of the Executive during the Probationary Period and if the Company does so, upon such termination shall be obligated to pay Salary to the Executive for a period of three (3) months from the date of termination and to reimburse unreimbursed business expenses properly incurred pursuant to Section 6 hereof through the date of termination.

         (e) The Executive shall have the right to terminate his employment with the Company, upon not less than thirty (30) days prior written notice to the Company hereunder, after the occurrence of a Change of Control and if the duties and responsibilities of the Executive are significantly reduced following a Change of Control ("Good Reason"). Upon a termination of the Executive of employment pursuant to this Section 7(e), the Executive shall be entitled to the same benefits as the Executive would receive upon a termination by the Company without cause pursuant to Section 7(d) hereof.

         (f) In the event of termination of the Executive's employment as a result of a Change of Control, the Company shall pay to the Executive an amount which, on an after-tax basis (including federal income and excise taxes, and state and local income taxes) equals the excise tax, if any, imposed by Section 4999 of the Internal Revenue code of 1986, as amended, upon the executive by reason of amounts payable under this agreement (including this Section 8).

         (g) The failure of the Company to continue the employment of the Executive upon expiration of the Employment Term shall not be considered a termination of employment for purposes of this Agreement.

         Section 8. Inventions. Any Inventions originated or conceived by the Executive related to the business or operations of the Company or any of its Subsidiaries or Affiliates, during his employment by the Company or with the use or assistance of the facilities, materials or personnel of the Company or any Subsidiary or Affiliate of the Company, either solely or jointly with others, during the Employment Term shall be the sole and exclusive property of the Company. The Executive hereby irrevocably assigns and transfers to the Company and agrees to transfer and assign to the Company all of his right, title and interest in and to all Inventions, and to applications for patents and patents granted upon such Inventions and to all copyrightable material related thereto developed by the Executive or under his supervision. The Executive agrees for himself and his heirs and personal representatives, upon the request of the
Company, at the Company's expense, to do such acts, to execute such documents and instruments and to participate in such legal proceedings as from time to time may be necessary or required to apply for, secure, maintain, reissue, extend or defend the worldwide rights of the Company in any of the Inventions. The Executive hereby designates and appoints the Company as his attorney-in-fact to take such actions and to execute such documents, instruments and certificates as said attorney-in-fact considers necessary or appropriate in order to implement the provisions of this Section 8. The designation of the attorney-in-fact pursuant to this Section 8 is irrevocable and coupled with an interest, and the Executive hereby ratifies all actions by the Executive taken in accordance therewith.



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

         Section   9.   Restrictions   Respecting   Confidential    Information,
Competition, etc.

         (a) The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company and its Subsidiaries, the Executive will develop substantial expertise and knowledge with respect to the most significant aspects of the business, affairs and operations of the Company and its Subsidiaries and will have access to significant aspects of the business and operations of the Company and its Subsidiaries and to Confidential and Proprietary Information of the Company and its Subsidiaries.

         (b) The Executive hereby covenants and agrees that, during the Employment Term and thereafter, unless otherwise authorized by the Company, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other Person (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information related to the Company's business other than for the sole and exclusive benefit of the Company and its Subsidiaries; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information furnished to the Executive or in the Executive's possession to the Company (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall certify to the Company, under penalties of perjury, that such property, documents, records and items have been returned to the Company.

         (c) The Executive covenants and agrees that during the Employment Term and for one (1) year after the Executive ceases to be employed by the Company, if the Executive (i) voluntarily terminates his employment with the Company or
(ii) is terminated by the Company for Cause, the Executive shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, partner, lender, consultant, executive, officer, director, manager, consultant, distributor or otherwise) any Competing Business or, directly or indirectly, induce or influence any customer or other Person that has a business relationship with the Company, or any Subsidiary or Affiliate of the Company, to discontinue or reduce the extent of such relationship or modify its relationship with the Company in a manner that is adverse to the Company. Notwithstanding the foregoing, the Executive may make a "passive investment" in not more than two percent (2%) of the securities of any class of equity securities of a corporation or other Person whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ National Market System or Small Cap Market System, or on the OTC Bulletin Board is no longer providing such information. For purposes of this Agreement, the Executive shall not be deemed to have made a "passive investment" if the Executive is directly or indirectly interested in a business of which he is director, officer, executive, partner, individual proprietor, consultant, advisor or otherwise.

         (d) During the Employment Term and for one (1) year thereafter, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Company or any Subsidiary of the Company who was an employee of the Company or any Subsidiary of the Company as of the date of the termination of the Executive's employment with the Company, or to solicit any such employee to leave such employee's employment with the company or any such Subsidiary or join the employ of another, then or at a later time.

         (e) During the Employment Term and for one (1) year thereafter, the Executive shall not, directly or indirectly, solicit, entice, persuade, induce or cause any Person who has a business relationship with the Company to reduce or terminate that business relationship.

         (f) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

         (g) The Executive acknowledges and agrees that the breach of any of the provisions of this Section 9 by the Executive will result in immediate and irreparable injury to the Company for which the Company will not have an adequate remedy at law and for which monetary damages would not be determinable, the Company shall be entitled, in addition to all other rights and remedies, to obtain injunctive relief (both temporary and permanent) and other equitable relief enjoining such breach or threatened breach (without being required to post a bond or furnish similar security or to establish irreparable harm or any actual damages).

         (h) The existence of any claim or cause of action that the Executive may have against the Company or any Subsidiary or any Affiliate of the Company shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate action in a court or other tribunal by the Executive.

         Section 10. Severability. Each term and provision of this Agreement is severable; the invalidity, illegality or unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

         Section 11. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto, the heirs, executors, administrators and legal representatives of the Executive and the successors (whether by merger, consolidation, recapitalization or other similar transaction) and assigns of the Company. This Agreement nor any rights or benefits hereunder may be assigned by the Executive without the prior written consent of the other party hereto.

         Section 12. Amendment; Entire Agreement, etc. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by the parties hereto. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and/or contemporaneous agreements and understandings of any kind and nature (whether written or oral) between the parties with respect to such subject matter, all of which are merged herein.

         Section 13. Waiver. Waiver by either party of either breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement, any such waiver must be in writing to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written instrument and signed by the waiving party and delivered, in the manner required for notices generally, to the affected party.

         Section 14. Notices. Any and all notices, consents, instructions and other communications which are required or permitted to be given hereunder or made by one party hereto to the other party hereto shall be in writing and given as follows: (a) by personal delivery; (b) by first-class international mail
(postage prepaid); (c) by facsimile; or (d) by overnight delivery by a recognized international express courier company (all costs prepaid), at the following respective addresses or facsimile numbers:

                  If to the Executive:

                           Mr. Bruce Hayden
                           ______________________
                           ______________________
                           ______________________
                           ______________________
                           Telecopier: (___)________

                  If to the Company:

                           Xybernaut Corporation
                           12701 Fair Lakes Circle, Suite 550
                           Fairfax, VA  22033
                           Attention:  Secretary
                           Telecopier:  (703) 631-6734

                           With a copy to:

                           Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Attention:  Martin Eric Weisberg, Esq.
                           Telecopier:  (212) 704-6288


or at such other address or facsimile number as either party hereto may designate by notice to the other party hereto in accordance with this Section
14. All such notices, consents, demands, instructions and other communications shall be deemed given (a) on the date delivered, if delivered personally; (b) or on the date received if mailed by first-class international mail (with all postage prepaid); (c) on the date of the facsimile transmission if received on a business day between the hours of 9:00 a.m. and 6:00 p.m. in the time zone of the intended recipient or on the next business day if received after that time, in each case with an automatic machine confirmation indicating the time of receipt; or (d) on the second business day after delivery to a recognized international overnight express courier company (with all costs prepaid).

         Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

         Section 16. Arbitration; Other Enforcement.

         (a) The parties agree that with respect to any dispute or claim hereunder, either party shall be entitled to submit the claim or dispute to binding arbitration to be held in Fairfax County, Virginia, in accordance with the rules and procedures of the American Arbitration Association (the "AAA"). The party or parties requesting arbitration shall serve upon the other party a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration. The selection of arbitrators and the arbitration proceedings shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association (the "AAA") and the procedures of the AAA from time to time in effect for the resolution of commercial disputes. Each party shall designate one (1) arbitrator and the two (2) arbitrators shall designate a third arbitrator. If the two (2) arbitrators are not able to agree on the third arbitrator, the third arbitrator shall be chosen from a listing of available arbitrators designated by the AAA in accordance with the procedures of the AAA. An arbitration conducted pursuant to this Section 16 shall be the sole and exclusive remedy for the resolution of any such dispute or claim arising out of or relating to this Agreement. The determination of the arbitrators shall be conclusive and binding on the parties and not subject to judicial review or approval. The arbitrators shall, in addition to making an award, be entitled to determine that the costs and expenses incurred by the prevailing party in the arbitration

(including, without limitation, reasonable attorneys' fees and expenses and the costs of the AAA and the fees of the arbitrators) be paid by the non-prevailing party in the arbitration. Judgment on the decision in the arbitrators may be entered in any court of competent jurisdiction.

         (b) Notwithstanding the exclusive nature of dispute resolution through arbitration set forth in Section 16(a) hereof, the parties agree that the Company shall be entitled to enforce any of its rights and remedies in any court of competent jurisdiction with respect to the matters subject to Sections 8 and 9 hereof.

         (c) In furtherance of any action or suit permitted hereunder outside of arbitration, each of Executive and Company hereby unconditionally and irrevocably (i) consents to the personal jurisdiction of the courts of the Commonwealth of Virginia located in Fairfax County, Virginia for this purpose;
(ii) waives any right to contest the venue of such courts; (iii) to assert that such courts constitute an inconvenient forum; and (iv) waives any right to demand a jury trial.

         Section 17. Headings; Counterparts. The headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in two (2) counterparts, each of which when executed shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document.

                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.





                                  ----------------------------------------
                                  Bruce Hayden




                                  XYBERNAUT CORPORATION


                                  By:
                                     ------------------------------------
                                       Name:
                                       Title: